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Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

        As independent petroleum engineers, we hereby consent to the references to our firm in this Registration Statement on Form S-3 (including the prospectus included therein) and to the incorporation by reference in this Registration Statement on Form S-3 (including any amendments thereto) filed by Bill Barrett Corporation, as well as in the notes to the financial statements incorporated by reference in such Form S-3, of information contained in our review report dated January 14, 2005 and effective December 31, 2004 and to the inclusion of that report as an appendix to the prospectus included in that registration statement or a prospectus supplement to that prospectus and/or as an exhibit to that registration statement.

        We further consent to the reference to our firm as experts in this Form S-3, including the prospectus included in this Form S-3.

/s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P.

Denver, Colorado
January 30, 2006

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  Exhibit 23.2